POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Celeste M. Mastin, John J. Corkrean, and Timothy J. Keenan, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of H.B. Fuller Company pursuant to the Second Amended and Restated H.B. Fuller Company 2020 Master Incentive Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 29th day of June, 2023.

Signature	Title

/s/ Celeste M. Mastin Celeste M. Mastin	President, Chief Executive Officer and Director (principal executive officer)
/s/ John J. Corkrean John J. Corkrean	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Robert J. Martsching Robert J. Martsching	Vice President and Controller (principal accounting officer)
/s/ Daniel L. Florness Daniel L. Florness	Director
/s/ Thomas W. Handley Thomas W. Handley	Director
/s/ Michael J. Happe Michael J. Happe	Director
/s/ Ruth S. Kimmelshue Ruth S. Kimmelshue	Director
/s/ Charles T. Lauber Charles T. Lauber	Director
/s/ Lee R. Mitau Lee R. Mitau	Chairman of the Board and Director
/s/ Teresa J. Rasmussen Teresa J. Rasmussen	Director
/s/ Srilata A. Zaheer Srilata A. Zaheer	Director